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                                                              EXHIBIT 10.2(1)(b)

                                 FIRST AMENDMENT
                                     TO THE
                                BELO SAVINGS PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2000)

         A. H. Belo Corporation, a Delaware corporation, pursuant to authorization by the Compensation Committee of the Board of Directors, adopts the following amendments to the Belo Savings Plan (the "Plan"), effective as of December 31, 2000, except as otherwise indicated.

         1. Section 1.6 of the Plan is amended in its entirety to read as follows:

               1.6 "Company" means Belo Corp., a Delaware corporation (formerly
          A. H. Belo Corporation).

         2. The second paragraph of Section 1.31 of the Plan ("Year of Service") is amended in its entirety, effective as of July 1, 2000, to read as follows:

               Notwithstanding the foregoing, if an Employee is classified as a part-time Employee in accordance with standard personnel practices of his Participating Employer, the term `Year of Service' means, solely for purposes of satisfying the eligibility requirements of Section 2.1, the completion of 1,000 Hours of Service during the 12 consecutive months beginning on the date the Employee first performs an Hour of Service, or during the 12 consecutive months beginning on any anniversary of such date.

         3. Section 2.1 of the Plan is amended in its entirety to read as follows:

               2.1 Eligibility to Participate

                           (a) Deferral Contributions. Each Employee who is not a Participant as of December 31, 2000, will become a Participant and may authorize Deferral Contributions to the Plan as of the first payroll period beginning on or after the latest of (i) January 1, 2001,
         (ii) the date on which the Employee first completes an Hour of Service and (iii) the date on which he has attained age 21, or as soon as administratively practicable thereafter, if he is then employed by a Participating Employer. An Employee who becomes a Participant pursuant to this Section 2.1(a) will not be eligible for Participating Employer matching contributions or profit sharing contributions until he satisfies the eligibility requirements of Section 2.1(b).

                           (b) Matching and Profit Sharing Contributions. Each Employee who is not a Participant as of December 31, 2000, will become a Participant with respect to Participating Employer matching contributions and profit sharing contributions as of the first payroll period beginning on or after the date he has both attained age 21 and

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         completed a Year of Service, or as soon as administratively practicable thereafter, if he is then employed by a Participating Employer.

         4. Section 2.3 of the Plan is amended in its entirety to read as follows:

               2.3 Reemployment Provisions. If an Employee terminates employment before satisfying the eligibility requirements set forth in Section 2.1(b) with respect to Participating Employer matching contributions and profit sharing contributions, and is reemployed by a Controlled Group Member before incurring a number of consecutive One Year Breaks in Service at least equal to the greater of five or his aggregate Years of Service, he will become a Participant with respect to such matching and profit sharing contributions on the later of the date initially determined under Section 2.1(b) or the date he is credited with one or more Hours of Service by a Participating Employer after reemployment; but if he is reemployed by a Controlled Group Member after incurring a number of consecutive One Year Breaks in Service at least equal to the greater of five or his aggregate Years of Service, he will be treated as a new Employee for purposes of Section 2.1(b) and his Hours of Service completed before his reemployment will be disregarded in determining when he will become a Participant with respect to such contributions.

         5. Section 3.1(b) of the Plan is amended in its entirety to read as follows:

               (b) Modification and Suspension of Deferral Contributions. A Participant may increase or decrease the amount of his Deferral Contributions and may suspend his Deferral Contributions at any time during the Plan Year. A Participant who suspends his Deferral Contributions may again authorize Deferral Contributions to the Plan and such authorization will be effective as soon as administratively practicable. If a Participant receives a distribution on account of hardship pursuant to Section 6.3, such Participant's Deferral Contributions will automatically be suspended for a 12-month period following the date on which such Participant receives the hardship distribution.

         6. Section 3.1(c) of the Plan is amended in its entirety to read as follows:

               (c) Limitations on Deferral Contributions. The sum of a Participant's Deferral Contributions and his elective deferrals (within the meaning of Code section 402(g)(3)) under any other plans, contracts or arrangements of any Controlled Group Member will not exceed $10,500 or such other amount permitted under Code section 402(g) (as such amounts are adjusted for cost of living increases in the manner described in Code section 415(d)) for any taxable year of the Participant. A Participant's Deferral Contributions will also be subject to the deferral percentage limitation set forth in Section
          10.6. In the event a Participant's Deferral Contributions and other elective deferrals (whether or not under a plan, contract or arrangement of a Controlled Group Member) for any taxable year exceed the foregoing $10,500 limitation, the excess allocated by the Participant to Deferral Contributions (adjusted for Trust Fund earnings and losses in the manner described in Section 10.6(d)) may, in the discretion of the Committee, be distributed to the Participant no later than April 15 following the close of such taxable year. The amount of Deferral Contributions distributed to a Participant for a Plan Year pursuant to

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         this Section will be reduced by any excess Deferral Contributions previously distributed to him pursuant to Section 10.6(c) for the same Plan Year.

         7. Section 3.2 of the Plan ("Participating Employer Matching Contributions") is amended by the addition of the following introductory sentence:

         The provisions of this Section will apply to only those Participants who have satisfied the eligibility requirements of Section 2.1(b).

         8. The first sentence of Section 3.3 of the Plan ("Profit Sharing Contributions") is amended in its entirety, effective as of July 1, 2000, to read as follows:

         The Participating Employers will pay to the Trustee as a profit sharing contribution for each payroll period an amount equal to 2% of the Compensation paid on and after July 1, 2000, to each Participant who is eligible to receive a 75% matching contribution under Section 3.2(a) and who is employed by a Participating Employer on the last day of the payroll period.

         9. The first sentence of Section 4.1 of the Plan ("Establishment of Accounts") is amended to read as follows:

         The Committee will establish a Deferral Contribution Account for each Participant, and to the extent applicable, a Matching Contribution Account, a Profit Sharing Account and a Transfer Account.

         10. Section 4.4(b)(ii) of the Plan is amended in its entirety to read as follows:

                  (ii) Special Rule for Deferral Contributions to Purchase Company Stock. Deferral Contributions that are to be invested in Company Stock will be invested by the Trustee in short-term interest-bearing instruments pending the purchase of Company Stock with such contributions. Interest earned on such Deferral Contributions will be accumulated until allocated to Participants' Deferral Contribution Accounts in the manner provided in this paragraph. As soon as practicable after the last day of each calendar quarter, the Trustee will purchase additional shares of Company Stock with accumulated interest, and the additional shares of Company Stock will be credited to each Deferral Contribution Account by the Committee as net income of the Trust Fund, in a uniform and nondiscriminatory manner, based on the ratio that the amount of each eligible Participant's Deferral Contribution Account that is invested in Company Stock as of the last day of such calendar quarter bears to the total amount of all eligible Participants' Deferral Contribution Accounts that is invested in Company Stock as of the last day of such calendar quarter. For purposes of this paragraph, an "eligible Participant" with respect to a calendar quarter is a Participant who is an Employee on the last day of the calendar quarter and who has invested a portion of his Deferral Contribution Account in Company Stock as of the last day of the calendar quarter.

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         11. The caption of Section 6.1(b) of the Plan is amended to read "Form of Distributions prior to April 1, 2001."

         12. Section 6.1(c) of the Plan is redesignated as Section 6.1(d), and
Section 6.1 of the Plan is amended by the addition of a new subsection (c), which will read as follows:

                  (c) Form of Distributions after March 31, 2001. Distributions made after March 31, 2001, will be in the form of a single lump sum payment.

         13. The first sentence of Section 6.1(d) of the Plan ("Participant's Consent to Certain Payments") is amended to read as follows:

         If the amount of a Participant's vested Account balances exceed $3,500 ($5,000 for Plan Years beginning after December 31, 1997), the Committee will not distribute the Participant's vested Account balances to him prior to the date distributions are required to begin under
         Article 11 following his attainment of age 70 1/2, unless he elects to receive a distribution at any earlier date following termination of employment.

         14. The first sentence of Section 6.4 of the Plan ("Distribution Procedures") is amended to read as follows:

         Distributions pursuant to Sections 6.2 and 6.3 will be made as soon as practicable following the Committee's approval of the Participant's written request for withdrawal and will be made in the form described in Section 6.1(b) or Section 6.1(c), as applicable.

         15. The second sentence of Section 7.4(a) of the Plan ("Distributions to Beneficiaries -- General Provisions") is amended to read as follows:

         The Participant's vested Account balances will be distributed to the Beneficiary in the same form or forms that would have been available to the Participant at the time of the Beneficiary's distribution election.

         16. The second sentence of Section 11.2(b) ("General Restrictions -- Lump Sum Distribution Required") is amended, effective as of July 1, 2000, to read as follows:

         A lump sum distribution for this purpose will be a distribution described in Code section 402(e)(4)(D) (without regard to subclauses
         (I), (II), (III) and (IV) of clause (i) thereof.)

         17. The second sentence of Section 11.3 of the Plan ("Restrictions on Commencement of Distributions") is amended, effective as of July 1, 2000, to read as follows:

         Unless a Participant elects otherwise in writing, distribution of the Participant's vested interest in his account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the

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         tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant's termination of employment.

         18. The second sentence of Section 11.4 of the Plan ("Restrictions on Delay of Distributions") is amended to read as follows:

         Distribution of a Participant's entire vested and nonforfeitable interest will be made not later than April 1 following the calendar year (i) in which he attains age 70 1/2, or (ii) in which his employment with the Controlled Group terminates, if later, except that a distribution to a Participant who is a 5-percent owner (as such term is defined in Code section 416(i)(l)(B)(i)) with respect to the Plan Year in which he attains age 70 1/2 will be made pursuant to clause
         (i).

         19. Section 11.6 of the Plan is amended to read as follows:

                  11.6 Restrictions in the Event of Death. Upon the death of a Participant, the following distribution provisions will apply to limit the Beneficiary's ability to delay distributions. If the Participant dies after distribution of his benefit has begun, the remaining portion of his benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death; but if he dies before distribution of his benefit commences, his entire benefit will be distributed in a single lump sum payment no later than December 31 of the fifth calendar year following the date of the Participant's death. If the designated Beneficiary is the Participant's surviving spouse, the date that distribution is required will not be earlier than December 31 of the calendar year in which the Participant would have attained age 70 1/2, and, if the spouse dies before payment is made, distribution will be made to the spouse's Beneficiary in accordance with the preceding sentence with the required distribution date measured from the date of the spouse's death. Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.


         Executed at Dallas, Texas, this 20th day of December, 2000.


                                        A. H. BELO CORPORATION

                                        By /s/ MARIAN SPITZBERG
                                           -------------------------------------
                                           Marian Spitzberg
                                           Senior Vice President/Human Resources


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